Exhibit 99.1

11011 Sunset Hills Road
Reston, Virginia 20190	News
www.gd.com

Contact: Jeff A. Davis
Tel: 703 876 3483
press@generaldynamics.com

General Dynamics Reports First-Quarter 2025 Financial Results

April 23, 2025

•Revenue of $12.2 billion, up 13.9% from year-ago quarter
•Diluted EPS of $3.66, up 27.1% from year-ago quarter
•70 basis-point margin expansion from year-ago quarter
•Aerospace earnings up 69.4% with 210-basis-point margin expansion over year-ago quarter

RESTON, Va. – General Dynamics (NYSE: GD) today reported first-quarter 2025 operating earnings of $1.3 billion, or $3.66 per diluted share (EPS), on revenue of $12.2 billion. Compared with the year-ago quarter, operating earnings increased 22.4%, diluted EPS increased 27.1%, and revenue increased 13.9%. Operating margin of 10.4% was a 70-basis-point expansion from the year-ago quarter.

Each of the four segments saw increases in revenue and operating earnings over the year-ago quarter, with notable increases in Aerospace, where revenue was up 45.2%, operating earnings up 69.4%, and margins expanded 210 basis points to 14.3%.

“We continue to see steady growth and improvement in operating performance across the defense portfolio,” said Phebe Novakovic, chairman and chief executive officer “The Aerospace segment saw a significant increase in profitability, reflecting the manufacturing efficiencies associated with reaching higher levels of production on our new aircraft models.”

Cash and Capital Deployment
Net cash used by operating activities in the quarter was $148 million due to growth of working capital. During the quarter, the company paid $383 million in dividends, invested $142 million in capital expenditures, and used $600 million to repurchase shares. The company ended the quarter with $9.6 billion in total debt and $1.2 billion in cash and equivalents on hand.

On March 5, the General Dynamics board declared a regular quarterly dividend of $1.50 per share, a 5.6% increase over last year’s dividend and the 28th consecutive annual increase.

Orders and Backlog
On a company-wide basis, orders in the quarter totaled $10.2 billion, and backlog at the end of the quarter was $88.7 billion. Estimated potential contract value, representing management’s estimate of additional value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $52.7 billion. Total estimated contract value, the sum of all backlog components, was $141.3 billion.
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About General Dynamics
Headquartered in Reston, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; ship construction and repair; land combat vehicles, weapons systems and munitions; and technology products and services. General Dynamics employs more than 110,000 people worldwide and generated $47.7 billion in revenue in 2024. More information is available at www.gd.com.

WEBCAST INFORMATION: General Dynamics will webcast its first-quarter 2025 financial results conference call at 9 a.m. EDT on Wednesday, April 23, 2025. The webcast will be a listen-only audio event available at www.gd.com. An on-demand replay of the webcast will be available by telephone two hours after the end of the call through April 30, 2025, at 800-770-2030 (international: +1 609-800-9909), conference ID 4299949. Charts furnished to investors and securities analysts in connection with General Dynamics’ announcement of its financial results are available at www.gd.com.

This press release contains forward-looking statements (FLS), including statements about the company’s future operational and financial performance, which are based on management’s expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “plans,” “believes,” “forecasts,” “scheduled,” “outlook,” “estimates,” “should” and variations of these words and similar expressions are intended to identify FLS. In making FLS, we rely on assumptions and analyses based on our experience and perception of historical trends; current conditions and expected future developments; and other factors, estimates and judgments we consider reasonable and appropriate based on information available to us at the time. FLS are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. FLS are not guarantees of future performance and involve factors, risks and uncertainties that are difficult to predict. Actual future results and trends may differ materially from what is forecast in the FLS. All FLS speak only as of the date they were made. We do not undertake any obligation to update or publicly release revisions to FLS to reflect events, circumstances or changes in expectations after the date of this press release. Additional information regarding these factors is contained in the company’s filings with the SEC, and these factors may be revised or supplemented in future SEC filings. In addition, this press release contains some financial measures not prepared in accordance with U.S. generally accepted accounting principles (GAAP). While we believe these non-GAAP metrics provide useful information for investors, there are limitations associated with their use, and our calculations of these metrics may not be comparable to similarly titled measures of other companies. Non-GAAP metrics should not be considered in isolation from, or as a substitute for, GAAP measures. Reconciliations to comparable GAAP measures and other information relating to our non-GAAP measures are included in other filings with the SEC, which are available at investorrelations.gd.com.
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EXHIBIT A
CONSOLIDATED STATEMENT OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Three Months Ended		Variance
	March 30, 2025	March 31, 2024	$	%
Revenue	$12,223	$10,731	$1,492	13.9%
Operating costs and expenses	(10,955)	(9,695)	(1,260)
Operating earnings	1,268	1,036	232	22.4%
Other, net	21	14	7
Interest, net	(89)	(82)	(7)
Earnings before income tax	1,200	968	232	24.0%
Provision for income tax, net	(206)	(169)	(37)
Net earnings	$994	$799	$195	24.4%
Earnings per share—basic	$3.69	$2.92	$0.77	26.4%
Basic weighted average shares outstanding	269.0	273.5
Earnings per share—diluted	$3.66	$2.88	$0.78	27.1%
Diluted weighted average shares outstanding	271.7	277.0

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EXHIBIT B
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended		Variance
	March 30, 2025	March 31, 2024	$	%
Revenue:
Aerospace	$3,026	$2,084	$942	45.2%
Marine Systems	3,589	3,331	258	7.7%
Combat Systems	2,176	2,102	74	3.5%
Technologies	3,432	3,214	218	6.8%
Total	$12,223	$10,731	$1,492	13.9%
Operating earnings:
Aerospace	$432	$255	$177	69.4%
Marine Systems	250	232	18	7.8%
Combat Systems	291	282	9	3.2%
Technologies	328	295	33	11.2%
Corporate	(33)	(28)	(5)	(17.9)%
Total	$1,268	$1,036	$232	22.4%
Operating margin:
Aerospace	14.3%	12.2%
Marine Systems	7.0%	7.0%
Combat Systems	13.4%	13.4%
Technologies	9.6%	9.2%
Total	10.4%	9.7%

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EXHIBIT C
CONSOLIDATED BALANCE SHEET
DOLLARS IN MILLIONS

	(Unaudited)
	March 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and equivalents	$1,242	$1,697
Accounts receivable	3,294	2,977
Unbilled receivables	9,139	8,248
Inventories	9,816	9,724
Other current assets	1,626	1,740
Total current assets	25,117	24,386
Noncurrent assets:
Property, plant and equipment, net	6,461	6,467
Intangible assets, net	1,462	1,520
Goodwill	20,623	20,556
Other assets	2,917	2,951
Total noncurrent assets	31,463	31,494
Total assets	$56,580	$55,880
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$2,349	$1,502
Accounts payable	3,357	3,344
Customer advances and deposits	9,770	9,491
Other current liabilities	3,284	3,487
Total current liabilities	18,760	17,824
Noncurrent liabilities:
Long-term debt	7,260	7,260
Other liabilities	8,335	8,733
Total noncurrent liabilities	15,595	15,993
Shareholders’ equity:
Common stock	482	482
Surplus	4,064	4,062
Retained earnings	42,082	41,487
Treasury stock	(23,034)	(22,450)
Accumulated other comprehensive loss	(1,369)	(1,518)
Total shareholders’ equity	22,225	22,063
Total liabilities and shareholders’ equity	$56,580	$55,880

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EXHIBIT D
CONSOLIDATED STATEMENT OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Three Months Ended
	March 30, 2025	March 31, 2024
Cash flows from operating activities—continuing operations:
Net earnings	$994	$799
Adjustments to reconcile net earnings to net cash from operating activities:
Depreciation of property, plant and equipment	162	152
Amortization of intangible and finance lease right-of-use assets	61	59
Equity-based compensation expense	34	34
Deferred income tax benefit	(59)	(39)
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	(317)	(115)
Unbilled receivables	(879)	(519)
Inventories	(92)	(1,011)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	13	100
Customer advances and deposits	13	384
Other, net	(78)	(122)
Net cash used by operating activities	(148)	(278)
Cash flows from investing activities:
Capital expenditures	(142)	(159)
Other, net	12	(23)
Net cash used by investing activities	(130)	(182)
Cash flows from financing activities:
Proceeds from commercial paper, net	1,590	—
Repayment of fixed-rate notes	(750)	—
Dividends paid	(383)	(361)
Purchases of common stock	(600)	(105)
Other, net	(32)	50
Net cash used by financing activities	(175)	(416)
Net cash used by discontinued operations	(2)	(1)
Net decrease in cash and equivalents	(455)	(877)
Cash and equivalents at beginning of period	1,697	1,913
Cash and equivalents at end of period	$1,242	$1,036

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EXHIBIT E
ADDITIONAL FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

Other Financial Information:
	March 30, 2025	December 31, 2024
Debt-to-equity (a)	43.2%	39.7%
Book value per share (b)	$82.81	$81.61
Shares outstanding	268,396,163	270,340,502

	First Quarter
	2025	2024
Income tax payments, net	$34	$33
Company-sponsored research and development (c)	$101	$137
Return on sales (d)	8.1%	7.4%

Non-GAAP Financial Measures:
	First Quarter
	2025	2024
Free cash flow:
Net cash used by operating activities	$(148)	$(278)
Capital expenditures	(142)	(159)
Free cash flow (e)	$(290)	$(437)

	March 30, 2025	December 31, 2024
Net debt:
Total debt	$9,609	$8,762
Less cash and equivalents	1,242	1,697
Net debt (f)	$8,367	$7,065
(a)Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(b)Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(c)Includes independent research and development and Aerospace product-development costs.

(d)Return on sales is calculated as net earnings divided by revenue.

(e)We define free cash flow as net cash from operating activities less capital expenditures. We believe free cash flow is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow to assess the quality of our earnings and as a key performance measure in evaluating management.

(f)We define net debt as short- and long-term debt (total debt) less cash and equivalents. We believe net debt is a useful measure for investors because it reflects the borrowings that support our operations and capital deployment strategy. We use net debt as an important indicator of liquidity and financial position.

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EXHIBIT F
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Estimated Contract Value
First Quarter 2025:
Aerospace	$18,171	$828	$18,999	$1,090	$20,089
Marine Systems	30,882	7,491	38,373	10,261	48,634
Combat Systems	16,129	799	16,928	8,649	25,577
Technologies	9,751	4,606	14,357	32,670	47,027
Total	$74,933	$13,724	$88,657	$52,670	$141,327
Fourth Quarter 2024:
Aerospace	$18,895	$798	$19,693	$1,132	$20,825
Marine Systems	30,530	9,288	39,818	9,560	49,378
Combat Systems	16,142	838	16,980	8,647	25,627
Technologies	9,577	4,529	14,106	34,029	48,135
Total	$75,144	$15,453	$90,597	$53,368	$143,965
First Quarter 2024:
Aerospace	$19,564	$981	$20,545	$305	$20,850
Marine Systems	29,711	14,415	44,126	3,749	47,875
Combat Systems	14,923	686	15,609	7,002	22,611
Technologies	8,976	4,478	13,454	29,206	42,660
Total	$73,174	$20,560	$93,734	$40,262	$133,996

*The estimated potential contract value includes work awarded on unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options and other agreements with existing customers to purchase new aircraft and aircraft services. We recognize options in backlog when the customer exercises the option and establishes a firm order. For IDIQ contracts, we evaluate the amount of funding we expect to receive and include this amount in our estimated potential contract value. The actual amount of funding received in the future may be higher or lower than our estimate of potential contract value.

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EXHIBIT F-1
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
$89,825
$91,357
$95,560
$93,627
$93,734
$91,301
$92,634
$90,597
$88,657
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
3Q24
4Q24
1Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT F-2
BACKLOG BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

AEROSPACE
$25,000
$20,000
$15,000
$10,000
$5,000
$0
$20,545
$20,037
$19,796
$19,693
$18,999
1Q24
2Q24
3Q24
4Q24
1Q25

MARINE SYSTEMS

$60,000
$45,000
$30,000
$15,000
$0
$44,126
$41,348
$40,471
$39,818
$38,373
1Q24
2Q24
3Q24
4Q24
1Q25

COMBAT SYSTEMS

$20,000
$15,000
$10,000
$5,000
$0
$15,609
$16,676
$17,971
$16,980
$16,928
1Q24
2Q24
3Q24
4Q24
1Q25

TECHNOLOGIES
$20,000
$15,000
$10,000
$5,000
$0
$13,454
$13,240
$14,396
$14,106
$14,357
1Q24
2Q24
3Q24
4Q24
1Q25

Funded Backlog	Unfunded Backlog

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EXHIBIT G
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)
DOLLARS IN MILLIONS

	First Quarter
	2025	2024
Gulfstream Aircraft Deliveries (units):
Large-cabin aircraft	30	21
Mid-cabin aircraft	6	3
Total	36	24

Aerospace Book-to-Bill:
Orders*	$2,361	$2,426
Revenue	3,026	2,084
Book-to-Bill Ratio	0.8x	1.2x

*Does not include customer defaults, liquidated damages, cancellations, foreign exchange fluctuations and other backlog adjustments.

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